Exhibit 99.1

TransEnterix Announces $31.25 Million Registered Direct Offering of Common Stock

RESEARCH TRIANGLE PARK, N.C.-- (BUSINESS WIRE)--Jan. 12, 2021-- TransEnterix, Inc. (NYSE American:TRXC), a medical device company that is digitizing the interface between the surgeon and the patient to improve minimally invasive surgery, today announced that it has entered into securities purchase agreements with several institutional investors for the purchase and sale, in a registered direct offering of 25,000,000 shares of its common stock at a purchase price of $1.25 per share for gross proceeds of $31.25 million. The offering is expected to close on or about January 14, 2021, subject to satisfaction of customary closing conditions.

TransEnterix intends to use the net proceeds from the registered direct offering to for general corporate purposes, including working capital.

H.C. Wainwright & Co. is acting as exclusive placement agent for the offering.

A shelf registration statement on Form S-3 (File No. 333-236200) relating to the registered direct offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on February 10, 2020. The offering of the shares of common stock is being made only by means of a prospectus supplement and accompanying prospectus that forms a part of the registration statement. Electronic copies of the final prospectus supplement and the accompanying prospectus will be filed with the SEC and may be obtained, when available, from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, by calling (646) 975-6996 or by emailing placements@hcwco.com or at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About TransEnterix

At TransEnterix, Inc., we are digitizing the interface between the surgeon and the patient to improve minimally invasive surgery (MIS) through a new category of care called Digital Laparoscopy. Digitizing the interface enables the use of advanced capabilities like augmented intelligence, connectivity and robotics in laparoscopy, and allows us to address the current clinical, cognitive and economic shortcomings in surgery. Our Senhance® Surgical System features the first machine vision system for use in robotic surgery which is powered by the new Intelligent Surgical Unit™ (ISU™) that enables augmented intelligence in surgery. The Senhance Surgical System brings the benefits of Digital Laparoscopy to patients around the world while staying true to the principles of value-based healthcare. Learn more about Digital Laparoscopy with the Senhance Surgical System here: https://Senhance.com/. Now available for sale in the US, the EU, Japan, Russia, and select other countries. For a complete list of indications for use, please visit: https://www.transenterix.com/indications-for-use/.

Forward-Looking Statements

This press release includes statements relating to the registered direct offering of common stock and expected proceeds receivable by us. These statements and other statements regarding our future plans and goals constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include market and other conditions and statements regarding the consummation of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering and the intended use of net proceeds from the registered direct offering; whether we will be able to continue to progress our strategic plan in 2021; whether and the jurisdictions where the Senhance Surgical System is available for sale provides an opportunity to grow Senhance Surgical System placements and sales, including in Russia; whether we can continue to increase Senhance System placements and sales, whether we can continue to add foundational sites and receive regulatory clearances and approvals that we seek, and whether we can continue to support our operations through capital raising transactions, as needed.. For a discussion of the risks and uncertainties associated with TransEnterix's business, please review our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the origination date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

For TransEnterix, Inc.

Investor Contact:

Mark Klausner, +1 443-213-0501

invest@transenterix.com

Or

Media Contact:

Terri Clevenger, +1 203-682-8297

terri.clevenger@icrinc.com